Exhibit 3.130

State of Delaware
Office of the Secretary of State

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “SEVEN-UP/RC BOTTLING COMPANY OF SOUTHERN CALIFORNIA, INC. ”, FILED IN THIS OFFICE ON THE THIRD DAY OF AUGUST, A.D. 2001,
AT 9 O’CLOCK A.M.
     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

	/s/ Harriet Smith Windsor
	Harriet Smith Windsor, Secretary of State

2220112 8100	AUTHENTICATION:	1279493

010380344	DATE:	08-06-01

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 08/03/2001
010380344 — 2220112
CERTIFICATE OF AMENDMENT
TO CERTIFICATE OF INCORPORATION
OF SEVEN-UP/RC BOTTLING COMPANY
OF SOUTHERN CALIFORNIA, INC.
     Seven-Up/RC Bottling Company of Southern California, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:
     FIRST: That the Board of Directors of the Corporation has adopted resolutions at a special meeting setting forth a proposed amendment to the Corporation’s Certificate of Incorporation, declaring said amendment to be advisable and in the best interests of the Corporation, and directing that the amendment be considered by the holders of the outstanding stock of the Corporation entitled to vote thereon at a special meeting or, in lieu thereof, pursuant to their written consent as permitted by Section 228 of the Delaware General Corporation Law. The resolutions to adopted by the Board of Directors of the Corporation provide that the Corporation’s Certificate of Incorporation be amended by amending and restating in its entirety “Article Fourth” as follows:
“ARTICLE FOURTH
The total number of shares of stock which the Corporation shall have authority to issue is six thousand (6,000) shares of common stock, with a par value of one cent ($0.01) per share. Not withstanding anything to the contrary contained herein, the Corporation shall not issue any shares of non-voting stock.”
     SECOND: Except at expressly and specifically provided above, the Corporation’s Certificate of Incorporation shall remain in full force and effect.
     THIRD: That thereafter, in accordance with the resolution of the Corporation’s Board of Directors, action by the Corporation’s stockholders was taken pursuant to a written consent, in lieu of a special meeting of stockholders entitled to vote as permitted by a special meeting of stockholders entitled to vote as permitted by Section 228 of the Delaware General Corporation Law, pursuant to which the necessary number of shares as required by statute were voted in favor of the above amendment. Written notice has been given in accordance with Section 228 of the Delaware General Corporation to the stockholders who did not consent in writing to the foregoing action.
     FOURTH: That said amendments were duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.
     FIFTH: That the capital of the Corporation shall not be reduced under or by reason of said amendments.

     IN WITNESS WHEREOF, the undersigned have hereunder subscribed their names this 12th day of July, 2001.

By:	/s/ William M. Nelson
William M. Nelson, Secretary

CERTIFICATE OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
SEVEN-UP/RC BOTTLING COMPANY OF SOUTHERN CALIFORNIA, INC.
          Louis Janicich, being the duly elected Secretary of Seven-Up/RC Bottling Company of Southern California, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:
          1. That the Corporation filed to original Certificate of Incorporation with the Delaware Secretary of State on January 24,1990 (the “Certificate”).
          2. That the original name of the Corporation was WB Western Acquisition Corporation.
          3. The Corporation filed a petition for relief under Chapter 11 of the United States Bankruptcy Code with the United States Bankruptcy Court for the District of Delaware (the “Court”) on May 13, 1996. On August 2, 1996, the Court entered an order pursuant to 11 U.S.C. 1129(a) which authorized the Board of Directors of the Corporation pursuant to Section 303 of the General Corporation Law of the State of Delaware, to cause the Corporation to amend, integrate and restate the Corporation’s Certificate in its entirety to read as set forth in Exhibit A attached hereto and made a part hereof (the “Restated Certificate”).
* * * * * * *

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 08/09/1996
960232861 — 2220112

          IN WITNESS WHEREOF, the undersigned, being the Secretary hereinabove named, for the purpose of amending and restating the Certificate of Incorporation of the Corporation pursuant to the General Corporation Law of the State of Delaware, under penalties of perjury does hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true, and accordingly has hereunto signed this Certificate of Restated Certificate of Incorporation 8th day August, 1996.

By:	/s/ Louis Jenicich
Louis Jenicich, Secretary